SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.
                        ATTORNEYS AND COUNSELLORS AT LAW
                          SUITE 1500 RENAISSANCE PLAZA
                              230 NORTH ELM STREET
                        GREENSBORO, NORTH CAROLINA 27401
                                                                      Exhibit 5

                                  July 9, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re: Texfi Industries, Inc.
             Registration Statement on Form S-3

Gentlemen:

         We have represented Texfi Industries, Inc., a Delaware corporation, (the "Company") in connection with the registration under the Securities Act of 1933 of up to 924,000 shares of the Company's Common Stock, $1.00 par value, which may be offered and sold in accordance with the above-referenced Registration Statement on Form S-3 by the selling stockholder described therein (the "Selling Stockholder").

         To opine as to the legality of the securities which may be offered and sold by the Selling Stockholder, we have examined the Corporation's Certificate of Incorporation, its Bylaws and such of its corporate records as we deemed necessary for purposes of rendering this opinion, the Registration Statement (Form S-3) relating to the offering referred to above, including the Prospectus therein (the "Prospectus"), and the form of certificate of Common Stock. For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents.

         Based upon our review, we are of the opinion that all of the shares of Common Stock which may be offered and sold by the Selling Stockholder as contemplated by the Registration Statement and Prospectus are validly issued, fully paid and nonassessable.


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Securities and Exchange Commission
July 9, 1997
Page 2

         We hereby consent to the use of this opinion as Exhibit 5 of the Registration Statement relating to the offering referred to above, as filed with the Commission under the Securities Act of 1933 (the "Act"), and to any reference to this opinion and to our firm name under the heading "Legal Opinions" in the Prospectus. We do not, however, thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.